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                                                                     EXHIBIT III

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777,
33-60225, 33-60227, 33-60237, 33-60815, 33-01411, 333-09055, 333-23315,
333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87757, 333-87856,
333-87925, 333-30424, 333-33692 and 333-36510) and the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690
and 333-37034) of International Business Machines Corporation of our report dated January 17, 2001 appearing on page 51 of the 2000 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 17, 2001 on the Financial Statement Schedule, which appears on page 11 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 12, 2001